UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PETER KIEWIT SONS’, INC.
(Name of Registrant as Specified in its Charter)

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[PETER KIEWIT SONS’, INC. LETTERHEAD]

May 1, 2006

Dear PKS Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of Peter Kiewit Sons’, Inc. (the “Company”) to be held at 8:00 a.m. on Monday, June 12, 2006, at Kiewit Plaza, Omaha, Nebraska 68131.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. The Company’s 2005 Annual Report on Form 10-K is also enclosed for your review and information.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, please sign, date and return your Proxy in the enclosed envelope as soon as possible. The execution and delivery of a Proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

Sincerely,

/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

PETER KIEWIT SONS’, INC.
Kiewit Plaza
Omaha, Nebraska 68131

NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
To Be Held Monday, June 12, 2006

To the Stockholders of Peter Kiewit Sons’, Inc.:

The Annual Meeting (“Annual Meeting”) of the holders (the “Stockholders”) of the $0.01 par value common stock (“Common Stock”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 12, 2006, at 8:00 a.m. local time, at Kiewit Plaza, Omaha, Nebraska 68131, for the following purposes:

1.

To approve an amendment to the Company’s Restated Certificate of Incorporation (“Certificate”) to change the definition of “current inside director” to also include directors who were employed by the Company and certain currently or formerly affiliated entities for a period of at least fifteen (15) years, in the aggregate (the “Certificate Amendment”);

2. To elect fifteen (15) directors to hold office as specified in the attached Proxy Statement; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 28, 2006 (the “Record Date”) as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. No business other than the Certificate Amendment and the election of directors is expected to be considered at the Annual Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about May 1, 2006.

The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors

/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

May 1, 2006

PETER KIEWIT SONS’, INC.
Kiewit Plaza
Omaha, Nebraska 68131

PROXY STATEMENT
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
To Be Held Monday, June 12, 2006

THE MEETING; VOTING AND SOLICITATION

Date, Time and Place of the Annual Meeting

The Annual Meeting (“Annual Meeting”) of the holders (the “Stockholders”) of the $0.01 par value common stock (“Common Stock”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 12, 2006, at 8:00 a.m. local time, at Kiewit Plaza, Omaha, Nebraska 68131.

Purpose of the Annual Meeting

This Proxy Statement (“Proxy Statement”) is being furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting, or any adjournment or postponement thereof, for the purpose of considering the following matters: (a) to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate”) to change the definition of “current inside director” to also include directors who were employed by the Company and certain currently or formerly affiliated entities for a period of at least fifteen (15) years, in the aggregate (the “Certificate Amendment”); (b) to elect fifteen (15) directors to hold office as specified herein; and (c) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Date of Provision of Proxy Statement

This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy are first being mailed to Stockholders on or about May 1, 2006.

Annual Meeting Record Date

As of April 28, 2006, the record date for the determination of persons entitled to vote at the Annual Meeting (the “Record Date”), there were 18,303,575 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

Appraisal Rights

Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the Annual Meeting.

Voting

The Company’s Restated Certificate of Incorporation (“Certificate”) provides the Stockholders with the option of cumulative voting in any election of directors. A proxy form which provides for cumulative voting will be provided promptly to any Stockholder upon request, by writing the Stock Registrar at Kiewit Plaza, Omaha, Nebraska 68131, or by calling him at (402) 342-2052. Under the cumulative voting method, the number of a Stockholder’s shares of Common Stock is first multiplied by the number of directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.

The approval of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as directors, unless cumulative voting is required. The approval of the Certificate Amendment requires the affirmative vote of the holders of at least 66⅔% of the issued and outstanding shares of Common Stock.

Stockholders can vote on matters presented at the Annual Meeting by either voting in person or by signing, dating and returning the enclosed proxy. In the election of directors, the enclosed proxy may be marked for the election of all, some or none of the nominees for director.  With respect to the Certificate Amendment, the enclosed proxy may be marked for or against such proposal, or the Stockholder may abstain from voting on such proposal.

As of the Record Date, there were 18,303,575 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and “non-votes” will have the effect of votes against the Certificate Amendment. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

Proxies

All shares of Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Certificate Amendment, FOR the Board’s nominees for director, and in accordance with the proxy holders’ best judgment as to any other business raised at the Annual Meeting.

Any Stockholder who delivers a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting.

Solicitation Costs

The Company will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Company, not specially employed for the purpose, by personal interview, telephone or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

DIRECTOR NOMINEES

The Board has determined that fifteen (15) directors are to be elected to the Board at the Annual Meeting. All the nominees are current directors of the Company, except Messrs. Murphy, Samuelson and Shelby. Messrs. Murphy, Samuelson and Shelby were recommended for nomination to the Board by the Chairman of the Board and the Chief Executive Officer of the Company. Each nominee has agreed to serve as a director, if elected. Directors will be elected to serve until the next annual election and until their successors are duly elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the proxy will vote for that nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy. The term of Mr. Murphy’s directorship will not commence until approval of the Certificate Amendment and the filing thereof with the Delaware Secretary of State. In the event the Certificate Amendment is not approved, Mr. Murphy will not be eligible to serve as an “inside director”, and only fourteen (14) directors will be elected to the Board.

William L. Grewcock, who currently serves as a director, is retiring from the Board upon the expiration of his current term, and will not stand for re-election. Bill has been with the Company and its predecessor for more than 50 years, serving as a director of the Company since August 1997 and the Company’s former parent for close to 30 years prior to that. We recognize and appreciate all of Bill’s many efforts and contributions to the Company in all of his years of service.

Information as to each nominee for director is set forth below.

Name	Business Experience	Age

Mogens C. Bay	Mr. Bay has been Chairman of Valmont Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont Industries, Inc. since August 1993. Mr. Bay has been a director of the Company since March 1999 and is the Chairman of the Compensation Committee of the Board and a member of the Audit Committee of the Board. Mr. Bay is currently also a director of Valmont Industries, Inc. and ConAgra Foods, Inc.	57

Scott L. Cassels

Mr. Cassels has been a Division Manager of the Company since May 2002. Mr. Cassels has been a Senior Vice President of Kiewit Corporation, a subsidiary of the Company, since December 2004, a Senior Vice President of Kiewit Construction Company, a subsidiary of the Company, since June 2002 and President of Gilbert Industrial Corporation, a subsidiary of the Company, since June 2002. Mr. Cassels was President of Gilbert Central Corp., a subsidiary of the Company, from June 2002 to June 2003 and was President of Kiewit Southern Co., a subsidiary of the Company, from August 1994 to June 2002. Mr. Cassels has been a director of the Company since June 2004 and is a member of the Executive Committee of the Board.

		47

Richard W. Colf	Mr. Colf has been an Executive Vice President of the Company since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Corporation since December 2004 and an Executive Vice President of Kiewit Pacific Co., a subsidiary of the Company, since September 1998. Mr. Colf has been a director of the Company since August 1997 and is a member of the Executive Committee of the Board. Mr. Colf was first elected to the board of directors of the Company’s former parent corporation in 1994.	62

Richard Geary	Mr. Geary was an Executive Vice President of the Company from August 1997 to July 1998. Mr. Geary has been a director of the Company since August 1997. Mr. Geary is currently also a trustee and past Chairman of the Oregon Health Sciences University Foundation. Mr. Geary was first elected to the board of directors of the Company’s former parent corporation in 1988.	71

Bruce E. Grewcock

Mr. Grewcock has been Chief Executive Officer of the Company since December 2004 and President of the Company since December 2000. Mr. Grewcock was Chief Operating Officer of the Company from December 2000 until December 2004 and was an Executive Vice President of the Company from August 1997 until December 2000. Mr. Grewcock has been President and Chief Executive Officer of Kiewit Corporation since December 2004. Mr. Grewcock has been a director of the Company since August 1997 and is a member of the Executive Committee of the Board. Mr. Grewcock is the son of William L. Grewcock, a director of the Company. Mr. Grewcock was first elected to the board of directors of the Company’s former parent corporation in 1994.

		52

Steven Hansen	Mr. Hansen has been a Division Manager of the Company since December 1997. Mr. Hansen has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 1999 and a Senior Vice President of Kiewit Pacific Co. since June 1998. Mr. Hansen has been a director of the Company since June 2004 and is a member of the Executive Committee of the Board.	60

Allan K. Kirkwood	Mr. Kirkwood was an Executive Vice President of the Company from July 1998 until June 2004. Mr. Kirkwood has been an Executive Vice President of Kiewit Pacific Co. since September 1998. Mr. Kirkwood has been a director of the Company since August 1997. Mr. Kirkwood was first elected to the board of directors of the Company’s former parent corporation in 1997.	62

Michael R. McCarthy	Mr. McCarthy has been Chairman of McCarthy Group, Inc. for more than the last five years. Mr. McCarthy has been a director of the Company since June 2001 and is the Chairman of the Audit Committee of the Board and a member of the Compensation Committee of the Board. Mr. McCarthy is currently also a director of McCarthy Group, Inc., Adesta Communications, HDR, Inc., Election Systems & Software, Inc., Streck Laboratories, Inc., Cabela’s Incorporated, World’s Foremost Bank and Kiewit Investment Fund LLLP.	54

Christopher J. Murphy

Mr. Murphy has been a Division Manager and Vice President of the Company since August 2004. Mr. Murphy has been a Senior Vice President of Kiewit Corporation since December 2004 and President of Kiewit Mining Group Inc., a subsidiary of the Company, since October 1, 2005. Mr. Murphy was President of Rinker Materials Corporation’s Western United States Division from October 2002 until August 2004. Mr. Murphy was a Director, President and Chief Executive Officer of Kiewit Materials Company, a former subsidiary of the Company, from June 2000 until October 2002. Prior to serving as Director, President and Chief Executive Officer of Kiewit Materials Company, since January 1980, Mr. Murphy held various positions with Decker Coal Company and Kiewit Mining Group Inc.

		51

Douglas E. Patterson	Mr. Patterson has been an Executive Vice President of the Company since November 2001. Mr. Patterson has been an Executive Vice President of Kiewit Corporation since December 2004. Mr. Patterson was President of Gilbert Central Corp., Gilbert Industrial Corporation and Kiewit Engineering Co., all subsidiaries of the Company, from June 1999 until June 2001. Mr. Patterson has been a director of the Company since June 2001 and is a member of the Executive Committee of the Board.	55

R. Michael Phelps	Mr. Phelps has been a Division Manager of the Company since May 1999. Mr. Phelps has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, a Senior Vice President of Kiewit Pacific Co. since June 1999, and a Senior Vice President of Kiewit Western Co., a subsidiary of the Company, since July 1999. Mr. Phelps has been a director of the Company since June 2004 and is a member of the Executive Committee of the Board.	53

Kirk R. Samuelson

Mr. Samuelson has been a Division Manager of the Company since November 2001. Mr. Samuelson has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2002, a Senior Vice President of Kiewit Pacific Co. since June 2005, a Senior Vice President of Kiewit Western Co. since June 2002 and President of Kiewit Federal Group Inc., a subsidiary of the Company, since June 2005. Mr. Samuelson was a Vice President of Kiewit Construction Company from June 1998 to June 2002 and was a Vice President of Kiewit Western Co. from July 1999 to June 2002.

		49

Walter Scott, Jr.	Mr. Scott has been the Chairman of the Board of Level 3 Communications, Inc. for more than the last five years. Mr. Scott has been a director and Chairman Emeritus of the Company since August 1997. Mr. Scott is currently also a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holdings Company, Commonwealth Telephone Enterprises, Inc., Valmont Industries, Inc. and Level 3 Communications, Inc. Mr. Scott was first elected to the board of directors of the Company’s former parent corporation in 1964.	74

Thomas S. Shelby	Mr. Shelby has been a Division Manager of the Company since June 2004. Mr. Shelby has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, President of Kiewit Energy Group Inc., a subsidiary of the Company, since June 2005, President of Gulf Marine Fabricators, Inc., a subsidiary of the Company, since June 2004 and was the President of Kiewit Industrial Co., a subsidiary of the Company, from June 2001 to June 2004.	47

Kenneth E. Stinson	Mr. Stinson was Chief Executive Officer of the Company from March 1998 until December 2004 and was President of the Company from August 1997 until December 2000. Mr. Stinson has been a director and Chairman of the Board of the Company since August 1997 and is the Chairman of the Executive Committee of the Board. Mr. Stinson is also currently a director and a member of the audit committee of ConAgra Foods, Inc., and is a director of Kiewit Investment Fund LLLP and Valmont Industries, Inc. Mr. Stinson was first elected to the board of directors of the Company’s former parent corporation in 1987.	63

The Board unanimously recommends a vote FOR the nominees identified above.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board of Directors

In 2005, the Board had 5 formal meetings and acted by written consent in lieu of a meeting on 8 occasions. In 2005, no director attended less than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member. The Company does not have a formal policy regarding attendance by members of the Board at annual Stockholder meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a separate nominating committee, nor does the Company have a separate charter for a nominating committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (a) the Company’s financial reporting process, (b) the audit process, (c) the independent public accountant’s qualifications and independence, and (d) the process for monitoring compliance by the Company with applicable laws and regulations, including those promulgated by the United States Securities and Exchange Commission (“SEC”). The current Audit Committee members are Messrs. Bay and McCarthy (Chairman). Both Messrs. Bay and McCarthy are considered to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. In addition, both Messrs. Bay and McCarthy have been determined by the Board to be “financial experts” as defined by Item 401(h)(2) of Regulation S-K. The Audit Committee had 8 formal meetings in 2005.

The Compensation Committee: (a) reviews and approves or disapproves all compensation of whatever nature to be paid to the Chief Executive Officer of the Company and the Company’s next four highest paid executive officers (the “Named Executive Officers”); (b) reviews the ownership of the Company’s securities by the Named Executive Officers; (c) establishes and administers performance goals pursuant to the Company’s executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (d) approves or disapproves, on behalf of the Board, the creation of any new bonus plans for the executive officers of the Company pursuant to Section 162(m) of the Code. The current Compensation Committee members are Messrs. Bay (Chairman) and McCarthy. The Compensation Committee had 3 formal meetings and acted by written consent in lieu of a meeting on 3 occasions in 2005.

The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between Board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Cassels, Colf, Bruce Grewcock, Hansen, Patterson and Phelps. The Executive Committee had 9 formal meetings and acted by written consent in lieu of a meeting on 6 occasions in 2005.

Director Nominations

As noted above, the Company does not have a nominating committee. Rather, the Certificate provides the incumbent directors with the authority to nominate a slate of directors for election at the Annual Meeting. On April 28, 2006, the incumbent directors, the majority of which are not “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, nominated the slate listed on pages 3 - 4 of this Proxy Statement.

The Company is not a “listed issuer” and is thus not required to have a nominating committee. Further, the Board does not believe that a formal nominating committee is necessary, since there have historically been few vacancies on the Board and the majority of directors have been employees of the Company or its subsidiaries who are well known to members of the Board. Nominees to fill vacancies have been identified through discussions between the Chairman and the members of the Executive Committee, with input from other Board members as needed.

The Company has not received director candidate recommendations from its Stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from Stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Company does not intend to treat Stockholder recommendations in any manner different from other recommendations. The procedures for suggesting a potential nominee for director are described under the caption “Stockholder Proposals” later in this Proxy Statement. There have been no material changes to the procedures by which Stockholders may recommend nominees to the Board from the nomination procedures described in the Company’s Definitive Proxy Statement for its 2005 Annual Meeting.

Although the Board has not adopted a policy with respect to minimum qualifications for Board members, substantial relevant business and industry experience would generally be considered important qualifying criteria. In addition, under the terms of the Certificate, no more than three (3) directors may be “non-inside directors” and the balance must be “inside directors”. “Inside directors” are defined to include: (a) directors who currently are Stockholders and officers of the Company and who were continuously employed by the Company, its predecessor, former parent corporation or one of its subsidiaries for at least six (6) years before becoming a director; or (b) directors who previously met the qualifications specified in (a) for at least an eight (8) year period. If approved, the Certificate Amendment would modify these qualifications to provide that an “inside director” would also include a director who had been employed by the Company, its predecessor, former parent corporation, or any of their respective current or former subsidiaries in the construction, mining or materials businesses for an aggregate period of at least fifteen (15) years.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would consider doing so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

Compensation of Directors

Directors who are employees of the Company or its subsidiaries do not receive directors’ fees. Non-employee directors are paid annual directors’ fees of $30,000. Non-employee directors are also paid $1,500 for attending each meeting of the Board and each meeting of a committee of the Board. Non-employee directors are also paid $1,500 for attending the Company’s annual operations meeting or any other meeting at which such director attended in his capacity as a director at the request of the Company. The Chairman of the Audit Committee is paid an annual fee of $10,000 and non-employee directors who serve as chairman of any other committee of the Board are paid an annual fee of $5,000 for serving as chairman of any such committee.

Certain Relationships and Related Transactions

Walter Scott, Jr., a director of the Company, is the Chairman of the Board of Level 3 Communications, Inc. and holder of in excess of 5% of the issued and outstanding shares of common stock of Level 3 Communications, Inc.

Level 3 Communications, Inc. and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Level 3 Communications, Inc. with aircraft maintenance, operations and related services. During 2005, Level 3 Communications, Inc. reimbursed Kiewit Engineering Co. approximately $160,000 in expenses incurred in connection with the operation of Level 3 Communications, Inc.'s aircraft. Level 3 Communications, Inc. also paid Kiewit Engineering Co. a management fee of $6,000.

Level 3 Communications, Inc. and Kiewit Mining Group Inc. are parties to an amended mine management agreement pursuant to which Kiewit Mining Group Inc. provides mine management and related services for Level 3 Communications, Inc.'s coal mining properties. During 2005, Level 3 Communications, Inc. paid Kiewit Mining Group Inc. approximately $5.3 million in connection with services provided pursuant to such agreement.

Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, a director of the Company, and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Elk Mountain Ventures, Inc. with aircraft maintenance, operations and related services. During 2005, Elk Mountain Ventures, Inc. reimbursed Kiewit Engineering Co. approximately $1,650,000 in expenses incurred in connection with the operation of Elk Mountain Ventures Inc.'s aircraft. Elk Mountain Ventures, Inc. also paid Kiewit Engineering Co. a management fee of $40,000.

MidAmerican Energy Holdings Company and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides MidAmerican Energy Holdings Company with aircraft maintenance, operations and related services.  During 2005, MidAmerican Energy Holdings Company reimbursed Kiewit Engineering Co. approximately $2 million in expenses incurred in connection with the operation of MidAmerican Energy Holdings Company’s aircraft.  MidAmerican Energy Holdings Company also paid Kiewit Engineering Co. a management fee of $40,000. During 2005, the Company also provided construction services to MidAmerican Energy Holdings Company and recognized revenue of $5 million.  Mr. Scott, a director of the Company, is a director of MidAmerican Energy Holdings Company and holder of in excess of 10% of the issued and outstanding shares of common stock of MidAmerican Energy Holdings Company.

Bruce E. Grewcock, the President and Chief Executive Officer and a director of the Company, is the son of William L. Grewcock, a director of the Company.

The Company believes that the fees paid in each of the transactions described above approximate the fair market value for the services rendered. None of these transactions were on terms less favorable to the Company than if they were conducted with an unaffiliated party.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Bay and McCarthy. Neither Mr. Bay nor Mr. McCarthy are or were formerly officers or employees of the Company or its subsidiaries.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board on October 31, 2003, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2005, each member of the Audit Committee discussed the interim financial information contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 with KPMG LLP, the Company’s independent registered public accounting firm, prior to filing such Quarterly Reports with the SEC.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on KPMG LLP’s independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with KPMG LLP any relationships that may impact their objectivity and independence and satisfied itself as to KPMG LLP’s independence. The Audit Committee also considered whether KPMG LLP’s provision of non-audit services to the Company and its affiliates is compatible with KPMG LLP’s independence. The Audit Committee also discussed with management, the internal auditors and KPMG LLP, the quality and the adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both KPMG LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with KPMG LLP all communications required by the Public Company Accounting Oversight Board (United States) standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company, as of and for the fiscal year ended December 31, 2005, with management and KPMG LLP. Management has the responsibility for the preparation of the Company's financial statements and KPMG LLP has the responsibility for the examination of those statements.

Based upon the above-mentioned review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Board concurred in such recommendation. The Audit Committee also appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2006.

The foregoing report has been furnished by the Audit Committee, Messrs. Bay and McCarthy (Chairman).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been selected as the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2006. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. Fees billed by the Company’s independent registered public accounting firm, KPMG LLP, for the fiscal years ended December 25, 2004 and December 31, 2005 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, the review of the Company’s financial statements included in the Company’s Forms 10-Q and the audit of the Company’s internal controls over financial reporting were $1,432,100 and $ 2,082,649 respectively.  Included in these amounts are $239,155 of fees relating to 2003 billed in 2004 and $ 865,609 of fees relating to 2004 billed in 2005, respectively. Additionally, $ 1,079,883 of fees relating to 2005 were billed in 2006.

Audit-Related Fees. Fees billed by KPMG LLP for the fiscal years ended December 25, 2004 and December 31, 2005 for assurance and related services rendered by KPMG LLP and not included in Audit Fees above were $61,640 and $ 37,070 respectively.  Audit-related fees are fees primarily related to consultation on technical matters in 2004 and services relating to employee benefit plans in 2005.

Tax Fees. Fees billed by KPMG LLP for the fiscal years ended December 25, 2004 and December 31, 2005 for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $110,381 and $77,707 respectively.  Tax fees are fees in respect of tax return preparation and consultation on tax matters (including consultation on tax matters for expatriate employees ) , tax advice relating to transactions and other tax planning and advice.

All Other Fees. Fees billed by KPMG LLP for the fiscal years ended December 25, 2004 and December 31, 2005 for products and services provided by KPMG LLP other than as described in any of the categories above were $52,371 and $9,095 respectively.  All other fees are fees primarily in respect of services relating to government accounting practices.

Policy on Audit Committee Approval of Audit and Permissible Non-Audit Service

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, retaining, setting compensation, approving fees and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, on May 6, 2003, the Audit Committee established a policy to approve all audit and non-audit services provided by the independent registered public accounting firm.

Prior to engagement, the Audit Committee approves these services by category of service. The fees are estimated and the Audit Committee requires management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services that are permitted under the SEC auditor independence rules but are not contemplated in the original approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority for any engagement of less than $25,000 to the Company’s Chief Financial Officer (or Controller in the absence of the Chief Financial Officer). Any engagement approved by the Company’s Chief Financial Officer or Controller must be reported to the Audit Committee at its next scheduled meeting for approval.

The Audit Committee approved 100% of the services performed by KPMG LLP relating to “audit-related fees,” “tax fees,” and “all other fees” during 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows the annual compensation of the Named Executive Officers for the periods specified. The Company does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers.

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)

Bruce E. Grewcock President and Chief Executive Officer	2005 2004 2003	657,156 527,800 482,100	2,000,000 1,600,000 1,500,000

Douglas E. Patterson Executive Vice President	2005 2004 2003	371,200 341,900 317,400	600,000 500,000 400,000

Richard W. Colf Executive Vice President	2005 2004 2003	402,800 392,600 388,000	525,000 832,000 1,080,000

Steven Hansen Division Manager	2005 2004 2003	297,400 283,400 276,700	545,000 305,000 150,000

R. Michael Phelps Division Manager	2005 2004 2003	305,200 291,200 285,350	420,000 230,000 160,000

(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2)

Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if, in the aggregate, it is in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No Named Executive Officer received any Other Annual Compensation in excess of the reporting threshold.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed entirely of “outside” directors as defined in Section 162(m) of the Code. The Compensation Committee is responsible for reviewing and approving, on an annual basis, all compensation of whatever nature to be paid to the Named Executive Officers.

The objectives of the Company’s executive compensation program are to (a) support the achievement of desired Company performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers’ interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance, subject to the Bonus Plan.

In 2004, the Board adopted, and the Stockholders approved, the Peter Kiewit Sons', Inc. 2004 Bonus Plan (the "Bonus Plan") which was in effect for compensation paid to the Named Executive Officers during 2005. The Compensation Committee has determined that for 2005, the Performance Goals under the Bonus Plan have been met and that the maximum bonus amounts have been established. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual circumstances.

In recognition of Mr. Bruce Grewcock’s significant contributions to the Company’s performance during 2005, the Compensation Committee has approved Mr. Grewcock’s annual salary for 2006 of $750,000 and a bonus of $2,850,000 for 2005 performance, payable in 2006. A number of factors were considered in setting Mr. Grewcock’s compensation. These factors included meeting the Bonus Plan Performance Goals for 2005, the Company’s overall performance, the increase in the Company's stock formula price, as well as Mr. Grewcock’s personal efforts and accomplishments in managing the Company and its businesses. After considering all of the factors, the Compensation Committee felt the approved compensation was well within a reasonable range.

The foregoing report has been furnished by the Compensation Committee, Messrs. Bay and McCarthy.

PERFORMANCE GRAPH

The Company’s Common Stock is not publicly traded. The Company’s Certificate contains a formula pursuant to which the Common Stock is valued. The graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of the Common Stock for the five-year period 2001 through 2005, with the Standard and Poors’ Composite 500 Index and the Dow Jones Heavy Construction Index - US. Pursuant to the Certificate, for all periods presented in the graph below, the Common Stock was valued at the formula value determined by the Certificate at the end of the Company's fiscal year, reduced by dividends declared subsequent to such year-end. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of Common Stock, although such reinvestment was not permitted in actual practice. Although the Company’s fiscal year ended on the last Saturday in December, the Common Stock is compared against indexes which assume a fiscal year ending December 31.

The graph assumes that the value of the investment was $100 on December 31, 2000, and that all dividends and other distributions were reinvested.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below shows information about the ownership of Common Stock as of April 28 , 2006, by the Company’s directors, nominees for director, the Named Executive Officers and each person who beneficially owns more than 5 percent of the Common Stock. The table also shows the ownership of Common Stock by all of the directors and executive officers as a group as of such date.

Name	Number of Shares Beneficially Owned	Percent of Shares

Bruce E. Grewcock (1) (2)	1,187,641	6.49%
Richard W. Colf (3)	1,070,095	5.85%
Kenneth E. Stinson	893,003	4.88%
Douglas E. Patterson	593,404	3.24%
Steven Hansen (4)	507,346	2.77%
R. Michael Phelps	374,625	2.05%
Scott L. Cassels	272,718	1.49%
Kirk R. Samuelson	206,046	1.13%
Thomas S. Shelby	159,855	*
Christopher J. Murphy	112,375	*
Allan K. Kirkwood	10,000	*
Mogens C. Bay	9,122	*
Michael R. McCarthy	6,642	*
Richard Geary	6,200	*
Walter Scott Jr.	6,200	*
William L. Grewcock	5,079	*
Directors and Executive Officers
as a Group (21 Individuals)(5)	5,886,515	32.16%

* Less than 1%.

(1) Mr. Grewcock’s address is c/o Kiewit Plaza, Omaha, Nebraska 68131.
(2) Includes 783,848 shares of Common Stock held in trusts, for which Mr. Grewcock is the trustee with sole voting and investment powers.
(3) Mr. Colf's address is c/o 2200 Columbia House Blvd., Vancouver, Washington 98661.
(4) Includes 400,010 shares of Common Stock held in trusts, for which Mr. Hansen is the trustee with sole voting and investment powers.
(5) Includes the 478,276 shares of Common Stock owned by Messrs. Murphy, Samuelson and Shelby.

THE CERTIFICATE AMENDMENT

The Board has approved, and recommends that the Stockholders approve, the Certificate Amendment to become effective promptly following its approval at the Annual Meeting. The text of the Certificate Amendment is set forth as Appendix I hereto.

Reasons For and Effects of the Certificate Amendment

The Certificate permits only 3 members of the Board to be “non-inside directors.” All other directors must be either a “current inside director” or a “former inside director.” A director may be a “current inside director” only if he meets certain requirements, including, the requirement that he was continuously employed by the Corporation, its predecessor, former parent corporation or a subsidiary of the Corporation for at least 6 years before becoming a director. The Certificate Amendment amends Article Fifth (A)(2)(c) of the Certificate by modifying the definition of “current inside director” to also include a director who had been employed by the Company, its predecessor, former parent corporation, or any of their respective current or former subsidiaries in the construction, mining or materials businesses for an aggregate period of at least fifteen (15) years. The purpose of the Certificate Amendment is to provide the Board with greater flexibility in identifying and nominating candidates to serve as “inside directors” of the Corporation.

Vote Required For Approval of the Certificate Amendment

Approval of the Certificate Amendment requires the affirmative vote of the holders of at least 66⅔% of the issued and outstanding shares of Common Stock.

The Board unanimously recommends a vote FOR the Certificate Amendment.

INTERESTS OF CERTAIN PERSONS

Certificate Amendment

The Certificate Amendment, if approved, would permit Mr. Murphy to serve as an “inside director”. Absent the approval of the Certificate Amendment, Mr. Murphy would not qualify as an “inside director”.

OTHER INFORMATION
Other Matters

It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

2007 Stockholder Proposals

Any proposal which a Stockholder intends to present at the 2007 Annual Meeting must be received by the Company on or before March 18, 2007 and in order for such proposal to be included in the proxy material of the Company relating to such meeting, such proposal must be received by the Company on or before January 2, 2007.

Stockholders wishing to communicate generally with the Board may direct any communications to the attention of the Chairman of the Board, at the Company’s corporate offices, Kiewit Plaza, Omaha, Nebraska 68131. The mailing envelope must contain a clear notation indicating that the enclosed materials are a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a Stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such correspondence and circulate them to the appropriate director or directors.

Stockholders wishing to nominate one or more persons for election as a director must comply with additional provisions as set forth in the Company’s Amended and Restated By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty days prior to the meeting. The Amended and Restated By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a proxy filing. Details of the provision of the Amended and Restated By-Laws may be obtained by any Stockholder from the Secretary of the Company. Any such proposals should be directed to the Secretary, Peter Kiewit Sons’, Inc., Kiewit Plaza, Omaha, Nebraska 68131.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. SEC Regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. The Company undertakes to make such filings for its directors and executive officers, and in 2005 all Section 16(a) filing requirements were met.

Annual Report

The Company is mailing to each Stockholder, along with this Proxy Statement, a copy of its annual report. The Company’s annual report is its Form 10-K for the fiscal year ending December 31, 2005, as filed with the SEC, which report is incorporated herein by this reference.

THE COMPANY WILL FURNISH WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SEC. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE STOCK REGISTRAR AT KIEWIT PLAZA, OMAHA, NEBRASKA 68131.

PETER KIEWIT SONS’, INC.
May 1, 2006

Appendix I

CERTIFICATE AMENDMENT(1)

ARTICLE FIFTH

DIRECTORS AND OFFICERS

(A)

(2) Qualifications of Directors.

(c)

A "current inside director" is a director who (i) is a current Common stockholder of the Corporation; (ii) is currently an officer of either (A) the Corporation or (B) a Subsidiary which is engaged primarily in the construction, mining or materials businesses; and (iii) either (A) was continuously employed by the Corporation, its predecessor, former parent corporation or such a Subsidiary for at least six (6) years before becoming a director or (B) was employed by the Corporation, its predecessor, former parent corporation, such a Subsidiary and/or a “former subsidiary” for at least fifteen (15) years, in the aggregate, before becoming a director. A “former subsidiary” is a corporation, partnership or other entity with respect to which the Corporation, its predecessor or former parent corporation has or at one time had at least a twenty percent ownership or equity interest; provided that such corporation, partnership or other entity is currently, or was at the time of such ownership, engaged primarily in the construction, mining or materials businesses.

________________________________________
(1) The text of the Certificate Amendment is marked to show changes from the current text of the Certificate. Added language is shown as double underlined text.

PETER KIEWIT SONS’, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS, JUNE 12, 2006
PROXY

The undersigned hereby appoints Douglas A. Obermier and Gregory M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons’, Inc. held of record by the undersigned at the close of business on April 28, 2006, at the Annual Meeting of Stockholders to be held June 12, 2006, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted FOR proposals 1 and 2.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Proposal 1: Approval of the Certificate Amendment
To Approve the Certificate Amendment	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2: Election of Directors

To elect the fifteen (15) nominees specified as follows as Directors:

Mogens C. Bay

     Steven Hansen           R. Michael Phelps

Scott L. Cassels

     Allan K. Kirkwood

Kirk R. Samuelson

Richard W. Colf

     Michael R. McCarthy

Walter Scott, Jr.

Richard Geary

     Christopher J. Murphy

Thomas S. Shelby

Bruce E. Grewcock   Douglas E. Patterson

Kenneth E. Stinson

☐ FOR all nominees listed (except as otherwise specified below)	☐ WITHHOLD authority to vote for all nominees
Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.

Please sign exactly as name appears below.
[Name of Shareholder]

Date	Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.